UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2007

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Public Square, Suite 2800, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-274-1340

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2007, we and our Operating Partnership, U-Store-It, L.P., entered into a credit agreement with Wachovia Bank, National Association, as agent, for a $50 million term credit facility (the "Credit Facility"). Borrowings under the Credit Facility will be used to finance a portion of the purchase price for certain of the self-storage facilities we today acquired from Rising Tide Development, LLC, as discussed under Item 8.01 below. Eight of those self-storage facilities were acquired by YSI RT LLC, a wholly-owned subsidiary of our Operating Partnership, and our Operating Partnership has pledged all of its ownership interests in YSI RT LLC as collateral for the Credit Facility.

We, along with U-Store-It Mini Warehouse Co., YSI Management LLC, and YSI RT LLC, each our direct or indirect subsidiary, serve as the guarantors for repayment of the funds borrowed by the Operating Partnership under the Credit Facility.

The description of the material terms and conditions of the Credit Facility set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2007, we and our Operating Partnership entered into the Credit Facility with Wachovia Capital Markets, LLC, as lead arranger and book manager, Wachovia Bank, National Association, as administrative agent, and the financial institutions initially signatory thereto and their assignees (the "Credit Agreement"). Pursuant to the Credit Facility, the lenders have agreed to extend to us term loans in the aggregate principal amount of up to $50 million. Each term loan matures on November 20, 2009, subject to extension in the sole discretion of the lenders. Each term loan bears interest at either an alternative base rate or a Eurodollar rate, at our option, in each case plus an applicable margin based on our leverage ratio or our credit rating. The alternative base interest rate is a fluctuating rate equal to the higher of the prime rate or the sum of the federal funds effective rate plus 50 basis points. The applicable margin for the alternative base rate will vary from 0.00% to 0.50% depending on our leverage ratio prior to achieving an investment grade rating, and will vary from 0.00% to 0.25% depending on our credit rating after achieving an investment grade rating. The Eurodollar rate is a rate of interest that is fixed for interest periods of one, two, three or six months based on the LIBOR rate determined two business days prior to the commencement of the applicable interest period. The applicable margin for the Eurodollar rate will vary from 1.00% to 1.50% depending on our leverage ratio prior to achieving an investment grade rating, and will vary from 0.425% to 1.00% depending on our credit rating after achieving an investment grade rating. After achieving an investment grade rating, we could also secure borrowings under bid rate loans at rates offered by lenders or a Eurodollar rate plus the applicable margin described in the preceding sentence based on our credit rating.

As indicated under Item 1.01 above, the principal purpose of the Credit Facility is to finance a portion of the purchase price for certain of the self-storage facilities we acquired today from Rising Tide Development, LLC. On September 14, 2007, we borrowed $47.4 million under the Credit Facility on the terms set forth in the Credit Agreement. As indicated under Item 1.01 above, the term loans extended under the Credit Facility are secured by a pledge by our Operating Partnership of all equity interests in YSI RT LLC, the wholly-owned subsidiary of the Operating Partnership that acquired eight of the self-storage facilities purchased from Rising Tide Development, LLC.

The Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, including, without limitation, the following financial covenants, all of which we currently are in full compliance with:

- Maximum total indebtedness to total asset value of 65%;
- Maximum floating rate indebtedness to total indebtedness of 35%;
- Minimum unencumbered interest coverage ratio of 2.0:1.0;
- Minimum unencumbered pool property value of $400,000,000;
- Minimum fixed charge coverage ratio of 1.6:1.0; and
- Minimum tangible net worth of $673,234,400, plus 75% of the net proceeds of all equity issuances after September 30, 2006.

In addition, for periods ending on or after December 31, 2008, we are restricted from paying distributions on our common shares that would exceed an amount equal to the greater of (i) 95% of our funds from operations or (ii) such amount as may be necessary to maintain our REIT status.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is attached herein.

Item 8.01 Other Events.

We announced today the completion of the acquisition of 14 self-storage facilities from Rising Tide Development, LLC for approximately $121 million and the resolution of the disputes with members of the Amsdell family, including voluntary dismissal, with prejudice, of all litigation with Rising Tide Development, LLC and members of the Amsdell family. A copy of the press release announcing the foregoing is attached to this Current Report on Form 8−K as Exhibit 99.1 and is attached herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement, dated as of September 14, 2007 by and among U-Store-It, L.P., as borrower, U-Store-It Trust, as parent, Wachovia Capital Markets, LLC, as lead arranger and book manager, Wachovia Bank, National Association as administrative agent and the financial institutions initially signatory thereto and their assignees

10.2 Form of Term Note

10.3 Form of Guaranty

10.4 Form of Pledge Agreement

99.1 U-Store-It Trust Press Release, dated September 14, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

September 14, 2007	By:	Christopher P. Marr

Name: Christopher P. Marr
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of September 14, 2007 by and among U-Store-It, L.P., as borrower, U-Store-It Trust, as parent, Wachovia Capital Markets, LLC, as lead arranger and book manager, Wachovia Bank, National Association as administrative agent and the financial institutions initially signatory thereto and their assignees
10.2	Form of Term Note
10.3	Form of Guaranty
10.4	Form of Pledge Agreement
99.1	U-Store-It Trust Press Release, dated September 14, 2007